Ames True Temper Reports Fourth Quarter and Full Year Results

-  Revenue increases 8.5 percent in Q4 and 7.3 percent full year

CAMP HILL, Pennsylvania, December 20, 2006 – ATT Holding Co., parent of Ames True Temper, Inc., reported today the results of the Company’s fiscal fourth quarter and full year ended September 30, 2006.

Fourth Quarter Results (13-week Period Ended September 30, 2006)

Net sales for the thirteen-week fourth quarter ended September 30, 2006 were $97.6 million, an 8.5 percent increase over $90.0 million for the fourteen-week fourth quarter ended October 1, 2005.    Net loss for the fourth quarter of fiscal 2006 was $10.1 million versus $127.9 million for the fourth quarter of fiscal 2005.  Adjusted EBITDA (which is reconciled to net income on the attached table) for the fourth quarter of fiscal 2006 was $9.1 million, a 273 percent increase over $2.4 million for the fourth quarter of fiscal 2005.  Adjusted EBITDA is a basis upon which the Company’s management assesses financial performance and covenants of our senior credit facility which are tied to this measure.

“Fourth quarter was a very solid performance for operations as reflected by the increase in Operating Income and adjusted EBITDA over the prior year,” said Rich Dell, President and CEO.

Year-to-Date Results (52-week period ended September 30, 2006)

Net sales for the fifty-two week period ended September 30, 2006 were $483.6 million, a 7.3 percent increase over $450.6 million for the fifty-three week period ended October 1, 2005.    Net loss for the fifty-two weeks ended September 30, 2006 was $4.6 million, compared to a $125.2 million net loss for the fifty-three weeks ended October 1, 2005.  Adjusted EBITDA (which is reconciled to net income on the attached table) for the fiscal year 2006 was $57.6 million, a 36.2 percent increase over $42.3 million for the fiscal year 2005.

“Fiscal 2006 was a very rewarding year for Ames True Temper. We acquired and integrated two companies (UnionTools and Hound Dog Products), implemented a new Oracle 11i ERP system and delivered strong growth on Net Sales, Operating Income and Adjusted EBITDA” noted Rich Dell, President & CEO.

Ames True Temper, Inc. is a leading North American manufacturer and marketer of non-powered lawn and garden tools and accessories.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of

Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws. Forward-looking statements may include the words "may," "will," "plans," "estimates," "anticipates," "believes," "expects," "intends" and similar expressions. Although Ames believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in its forward-looking statements. These factors, risks and uncertainties include, among others, the following:

     * The Company’s liquidity and capital resources;

     * Sales levels to existing and new customers;

     * Increased concentration of its customers;

     * Seasonality and adverse weather conditions;

     * Competitive pressures and trends;

     * Changing consumer preferences;

     * New product and customer initiatives;

* Risks relating to foreign sourcing, foreign operations and availability of raw materials;

     * The Company’s ability to successfully consummate and integrate acquisitions; and

     * General economic conditions.

The Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

CONTACT: Dave Nuti, Chief Financial Officer, +1-717-730-2933,
investor@amestruetemper.com, for Ames True Temper, Inc.

ATT Holding Co.

Consolidated Balance Sheets

(In thousands)

	September 30 2006	October 1, 2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 5,638	$ 21,394
Restricted cash	2,081	-
Trade receivables, net	66,418	49,677
Inventories	141,239	91,146
Deferred income taxes	11,063	6,265
Other current assets	6,673	6,472
Total current assets	233,112	174,954

Property, plant and equipment, net	72,680	61,907
Intangibles, net	78,450	81,129
Goodwill	58,359	41,735
Other noncurrent assets	15,720	15,300
Total assets	$ 458,321	$ 375,025

Liabilities and stockholders’ deficit
Current liabilities:
Trade accounts payable	$ 39,773	$ 34,697
Accrued interest payable	7,325	5,832
Accrued expenses and other current liabilities	32,673	24,300
Revolving loan	66,608	-
Current portion of long-term debt	528	515
Total current liabilities	146,907	65,344

Deferred income taxes	26,325	20,297
Long-term debt	301,012	301,433
Accrued retirement benefits	7,812	17,280
Other liabilities	6,992	7,325
Total liabilities	489,048	411,679

Stockholders’ deficit:
Preferred stock	-	-
Common stock	-	-
Additional paid-in capital	110,500	110,500
Predecessor basis adjustment	(13,539)	(13,539)
Retained deficit	(137,597)	(133,020)
Accumulated other comprehensive income (loss)	9,909	(595)
Total stockholders’ deficit	(30,727)	(36,654)
Total liabilities and stockholders’ deficit	$ 458,321	$ 375,025

ATT Holding Co.

Condensed Consolidated Statement of Income

(In thousands)

(Unaudited)

	Thirteen weeks ended September 30, 2006		Fourteen weeks ended October 1, 2005

Net sales	$ 97,649	100.0%	$ 89,972	100.0%

Cost of goods sold	70,002	71.7%	72,894	81.0%
Gross profit	27,647	28.3%	17,078	19.0%

Selling, general, and administrative expenses	23,029	23.6%	18,343	20.4%
Loss on disposal of fixed assets	123	0.1%	127	0.1%
Amortization of intangible assets	489	0.5%	447	0.5%
Impairment charges	6,377	6.5%	122,678	136.4%
Operating loss	(2,371)	-2.4%	(124,517)	-138.4%

Interest expense	9,089	9.3%	7,750	8.6%
Other expense (income)	79	0.1%	(169)	-0.2%
Loss before income taxes	(11,539)	-11.8%	(132,098)	-146.8%

Income tax benefit	(1,438)	-1.5%	(4,166)	-4.6%
Net loss	$ (10,101)	-10.3%	$ (127,932)	-142.2%

ATT Holding Co.

Condensed Consolidated Statement of Income

(In thousands)

	(Unaudited) Fifty-two weeks ended September 30, 2006		(Audited) Fifty-three weeks ended October 1, 2005

Net sales	$ 483,601	100.0%	$ 450,604	100.0%

Cost of goods sold	355,617	73.5%	344,544	76.5%
Gross profit	127,984	26.5%	106,060	23.5%

Selling, general, and administrative expenses	96,593	20.0%	77,319	17.2%
(Gain) loss on disposal of fixed assets	(370)	-0.1%	23	0.0%
Amortization of intangible assets	1,836	0.4%	1,754	0.4%
Impairment charges	6,377	1.3%	122,678	27.2%
Operating income (loss)	23,548	4.9%	(95,714)	-21.2%

Interest expense	33,781	7.0%	32,527	7.2%
Other income (a)	(5,656)	-1.2%	(86)	0.0%
Loss before income taxes	(4,577)	-0.9%	(128,155)	-28.4%

Income tax benefit	-	0.0%	(2,955)	-0.7%
Net loss	$ (4,577)	-0.9%	$ (125,200)	-27.8%

(a) Other income for the period ended September 30, 2006 includes $5,587 related to the settlement of a legal proceeding.

ATT Holding Co.

Reconciliation of Net Income to Adjusted EBITDA

(In thousands)

(Unaudited)

	Thirteen weeks ended September 30, 2006	Fourteen weeks ended October 1, 2005

Net loss	$ (10,101)	$ (127,932)

Depreciation of property, plant and equipment	3,489	2,897
Amortization of intangible assets	489	447
Other expense (income)	79	(169)
Loss on disposal of fixed assets	123	127
Interest expense	9,089	7,750
Income tax benefit	(1,438)	(4,166)
EBITDA (a)	1,730	(121,046)

Adjustments to EBITDA
Cost savings initiatives (b)	(365)	-
ERP expenses (c)	12	-
One-time costs for new long handle tool business (d)	-	-
Equity sponsor fees and other expenses (e)	1,324	800
One-time costs related to acquisitions (f)	7	-
Impairment charges (g)	6,377	122,678
Adjusted EBITDA (a)	$ 9,085	$ 2,432

(a) "EBITDA" is calculated as net income (loss) before income tax expense (benefit), interest expense, other (income) expense and loss (gain) on disposal of fixed assets plus depreciation and amortization. Adjusted EBITDA is EBITDA adjusted as indicated below. Adjusted EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity.  EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure.  While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b) Represents expenses associated with cost savings initiatives, primarily plant closure and plant start-up costs.

(c) Consists of non-capitalizable expenses associated with the implementation of a new ERP system.

 (d) Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.

 (e) Consists of management fees paid to private equity sponsor (Castle Harlan), transaction fees associated with the acquisition, non-cash (income) expense related to our pension plan and non-cash charges recorded in accordance with SFAS 13 due to the expensing of escalating rent on a straight-line basis.

 (f) Represents expenses associated with acquisitions, primarily for employee retention.

 (g) For the thirteen weeks ended September 30, 2006, consists of charges related to impairment of tradenames.  For the fourteen weeks ended October 1, 2005, consists of impairment charges related to property and certain equipment at a closed manufacturing facility and impairment of goodwill.  The impairment of tradenames and goodwill was the result of the Company's annual impairment test under SFAS No. 142, Goodwill and Other Intangible Assets, for the respective period.

ATT Holding Co.

Reconciliation of Net Income to Adjusted EBITDA

(In thousands)

(Unaudited)

	Fifty-two weeks ended September 30, 2006	Fifty-three weeks ended October 1, 2005

Net loss	$ (4,577)	$ (125,200)

Depreciation of property, plant and equipment	12,143	10,277
Amortization of intangible assets	1,836	1,754
Other income	(5,656)	(86)
(Gain) loss on disposal of fixed assets	(370)	23
Interest expense	33,781	32,527
Income tax benefit	-	(2,955)
EBITDA (a)	37,157	(83,660)

Adjustments to EBITDA
Cost savings initiatives (b)	2,066	-
ERP expenses (c)	188	-
One-time costs for new long handle tool distribution (d)	6,000	-
Equity sponsor fees and other expenses (e)	3,778	3,266
One-time costs related to acquisitions (f)	2,013	-
Impairment charges (g)	6,377	122,678
Adjusted EBITDA (a)	$ 57,579	$ 42,284

(a) "EBITDA" is calculated as net income (loss) before income tax expense (benefit), interest expense, other (income) expense and (gain) loss on disposal of fixed assets plus depreciation and amortization. Adjusted EBITDA is EBITDA adjusted as indicated below. Adjusted EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity.  EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b) Represents expenses associated with cost savings initiatives, primarily plant closure and plant start-up costs.

(c) Consists of non-capitalizable expenses associated with the implementation of a new ERP system.

(d) Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.

(e) Consists of management fees paid to private equity sponsor (Castle Harlan), transaction fees associated with the acquisition, non-cash (income) expense related to our pension plan and non-cash charges recorded in accordance with SFAS 13 due to the expensing of escalating rent on a straight-line basis.

(f) Represents expenses associated with acquisitions, primarily for employee retention.

(g) For the year ended September 30, 2006, consists of charges related to impairment of tradenames.  For the year ended October 1, 2005, consists of impairment charges related to property and certain equipment at a closed manufacturing facility and impairment of goodwill.  The impairment of tradenames and goodwill was the result of the Company's annual impairment test under SFAS No. 142, Goodwill and Other Intangible Assets, for the respective period.